EXHIBIT 21.1 Subsidiaries of the Registrant
State in Which Incorporated

Connecticut Valley Electric Company Inc. (a) (F1)

Vermont Electric Power Company, Inc. (b) (F2)

C.V. Realty, Inc. (a) (F1)

Central Vermont Public Service Corporation -
   East Barnet Hydroelectric, Inc. (a) (F1)

Custom Investment Corporation (a) (F1)

Catamount Resources Corporation (a) (F1)

   Catamount Energy Corporation (a)(c) (F1)

   Eversant Corporation. (a)(d) (F1)

New Hampshire Vermont Vermont Vermont Vermont Vermont Vermont Vermont
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
(FN) (F1) (F2)

(a)  Included in consolidated financial statements

(b)  Separate financial statements do not need to be filed under Regulation S-X, Rule 1-02 (w)
       defining a "significant subsidiary", and Rule 3-09, which sets forth the requirement for filing separate financial statements of subsidiaries not consolidated.

(c)  As of December 31, 2002 Catamount Energy Corporation has twenty wholly owned subsidiaries.
       Of the twenty subsidiaries, nine are operating in foreign countries.

(d)  Eversant Corporation has two wholly owned subsidiaries operating in the United States.